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                                                                  EXHIBIT 10.9


                        COMPENSATION ARRANGEMENTS FOR
                           NAMED EXECUTIVE OFFICERS

        Compensation paid to the Named Executive Officers, other than Raymond
L. Killian, Jr. (David A. Sydorick, Jeremiah P. O'Grady, Louis V. Bellucci, Sr., and Marc H. Rapaport) consists of a base salary and/or draw and an annual bonus which is determined by departmental or divisional profitability.